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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                       Form 8-K

                   CURRENT REPORT

PURSUANT  TO SECTION 13 OR 15(D) OF THE SECURITIES  EXCHANGE
ACT OF 1934


Date  of  Report (Date of earliest event reported)  November 14, 1997


SYSTEMS COMMUNICATIONS, INC.
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(Exact name of Registrant as specified in its charter)


FLORIDA                            000-26668       65-0036344

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(State or other jurisdiction       (Commission    (I.R.S Employer
of incorporation or organization)  file Number)    Identification No.)


4707   140th  Avenue  North,Suite  107,CLEARWATER,   FLORIDA 33762
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(Address of principal executive offices)                (ZIP Code)


Registrant's   telephone   number,   including   area   code
(813)530-4800

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                         SYSTEMS COMMUNICATIONS, INC.


Item 2. Acquisition or Disposition of Assets

On November 14, 1997, the Company and the stockholders of HMG Health Care Claims Auditing, Inc. ("HMG") entered into an agreement to exchange stock ( the "Agreement to Exchange Stock"). Pursuant to the Agreement to Exchange Stock, the Company is to acquire all of the outstanding stock of HMG in exchange for shares of the Company's common stock (the "HMG Acquisition Shares"). The number of HMG Acquisition Shares is to be determined at closing and are to be equal to 30% of the then outstanding common stock of the Company after giving effect to the issuance of the HMG Acquisition Shares. The acquisition of HMG is subject to, among other things, the Company obtaining equity or debt financing to refinance the existing indebtedness of HMG ($850,000) and pay other costs and expenses related to the acquisition. The Agreement to Exchange Stock contemplates a December 31, 1997 closing.

Item 7. Financial Statements and Exhibits
(c)Exhibits

   (10)43. Agreement to Exchange Stock, dated November 14, 1997, by and between Systems Communications, Inc., Grant Kolb and Patrick Loeprich.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYSTEMS  COMMUNICATIONS, INC.                Date:  November 21, 1997


By   /s/ Edwin B. Salmon, Jr.
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 Edwin B. Salmon, Jr
 Secretary
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INDEX TO EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION OF EXHIBITS
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(10)  43.   Agreement to Exchange Stock, dated November 14, 1997, by and between Systems Communications, Inc., Grant Kolb and Patrick
            Loeprich.